Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-38613, 333-55078, 333-104294, 333-105141 and 333-126125) and Form S-8 (File Nos. 033-84510, 333-14155, 333-27201, 333-27203, 333-27205, 333-60333 and 333-123829) of Colonial Properties Trust of our report dated March 10, 2006 relating to the consolidated financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Birmingham, AL
March 13, 2006